UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2006

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Page 4

Item 1.01 .  Entry into a Material Definitive Agreement.

On May 9, 2006, the registrant entered into an agreement with The Coca-Cola Company clarifying and amending certain terms of existing agreements for the U.S. and Canada Cold Drink Equipment Purchase Partnership Programs (CAPPr). The Coca-Cola Company is the largest single shareholder of the registrant, and products licensed to the registrant from The Coca-Cola Company, its affiliates and joint ventures, accounted for approximately 93% of the registrant's bottle and can volume in 2005.

The amendment sets out the assumptions employed by The Coca-Cola Company in computing its expected gross profit for energy coolers. Under the CAPPr, if the actual gross profit of The Coca-Cola Company is 20% or more below its expected gross profit, then the registrant has agreed that the credit for energy coolers will be adjusted downward and the parties will agree on a new mix of vendors, manual equipment and/or energy coolers to offset the financial impact of the lower gross profit; the amendment provides that the registrant will have no obligation to add additional vendors, manual equipment and/or energy coolers beyond 2010, but rather the companies will act reasonably and in good faith to reach a mutually agreeable solution.

Item 9.01.  Financial Statements and Exhibits.

10.1	Letter dated May 1, 2006 from The Coca-Cola Company to Coca-Cola Enterprises Inc.*

*	The filer has requested confidential treatment with respect to portions of this document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)

Date: May 15, 2006	By: /S/ JOHN J. CULHANE John J. Culhane Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter dated May 1, 2006 from The Coca-Cola Company to Coca-Cola Enterprises Inc.*

*	The filer has requested confidential treatment with respect to portions of this document.